UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-134647

UNDER THE SECURITIES ACT OF 1933

Adolor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	31-1429198 (I.R.S. Employer Identification No.)

c/o Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices)

Adolor Corporation 2003 Stock-Based Incentive Compensation Plan

(Full Title of the Plan)

Tamara L. Joseph

Senior Vice President, General Counsel and Secretary

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

 DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-134647) (the “Registration Statement”) of Adolor Corporation (the “Registrant”), pertaining to the registration of an aggregate of 2,500,000 shares of the Registrant’s common stock, $0.0001 par value per share (the “Shares”), issuable under the Registrant’s 2003 Stock-Based Incentive Compensation Plan, which was filed with the Securities and Exchange Commission on June 1, 2006.

Pursuant to an Agreement and Plan of Merger dated as of October 24, 2011 among Cubist Pharmaceuticals, Inc., (“Parent”), FRD Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation, on December 12, 2011.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statement but sold under the Registration Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on December 16, 2011.

Adolor Corporation

By:	/S/ TAMARA L. JOSEPH
Name: Tamara L. Joseph
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ MICHAEL W. BONNEY	Michael W. Bonney	December 16, 2011
President, Director
(Principal Executive Officer)

/S/ DAVID W.J. MCGIRR	David W.J. McGirr	December 16, 2011
Treasurer and Assistant Secretary, Director
(Principal Financial Officer and Principal
Accounting Officer)

/S/ TAMARA L. JOSEPH	Tamara L. Joseph	December 16, 2011
Secretary, Director

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